UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2004

Santander BanCorp

(Exact name of registrant as specified in its charter)
Puerto Rico	001-15849	66-0573723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
207 Ponce de León Avenue, San Juan, Puerto Rico		00917
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (787) 759-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

TABLE OF CONTENTS

ITEM 8.01 OTHER EVENTS.

SIGNATURE

Santander BanCorp

Current Report on Form 8-K

ITEM 8.01 OTHER EVENTS.

On October 7, 2004, Santander BanCorp (the "Company") issued $75,000,000 of its 6.30% Subordinated Notes due June 2032 (the "Notes") under a Note Purchase Agreement dated October 6, 2004. The Notes were privately placed with a qualified institutional buyer pursuant to Rule 144A. The Notes may be redeemed, subject to any required regulatory approval, commencing on December 1, 2009 at a price of 103% of the principal amount of the Notes with declining prices thereafter.

The Company will use the net proceeds from the sale of the Notes to refinance existing debt incurred in the acquisition of Santander Securities Corporation and for other general corporate purposes.

The Notes are unsecured obligations of the Company, subordinated to all of the Company's existing and future senior debt (as defined in the Note Purchase Agreement). Payment of principal of the Notes may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the performance of any covenant with respect to the Notes, including a default in the payment of interest, principal or any premium.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 8, 2004		Santander BanCorp

	By:	/s/ Carlos M. García
	Name:	Carlos M. García
	Title:	Senior Executive Vice President and
Chief Operating Officer